       As filed with the Securities and Exchange Commission on December 20, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                     AMERICAN PHARMACEUTICAL PARTNERS, INC.
             (Exact name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

           Delaware                                     68-0389419
                                                       ------------
 (State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)

                      10866 Wilshire Boulevard, Suite 1270
                          Los Angeles, California 90024
                    (Address of Principal Executive Offices)

    American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                 ----------------------------------------------

                            Patrick Soon-Shiong, M.D.
                      President and Chief Executive Officer
                     American Pharmaceutical Partners, Inc.
                      10866 Wilshire Boulevard, Suite 1270
                          Los Angeles, California 90024
                     (Name and Address of Agent for Service)

                                 (310) 470-4222
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:

                             Charles S. Farman, Esq.
                             Morrison & Foerster LLP
                          400 Capitol Mall, 23rd Floor
                          Sacramento, California 95814
                                 (916) 448-3200

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                        Proposed                Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities                to be             Offering Price       Aggregate Offering        Registration
to be Registered                Registered            Per Share(1)               Price                   Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par        2,000,000 (2)           $ 19.18               $ 38,360,000            $ 9,168.04
value per share
======================================================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of American Pharmaceutical Partners, Inc.'s common stock on the Nasdaq National Market on December 14, 2001.

(2) To be issued in connection with the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10 (a) PROSPECTUS

       The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

       The following documents filed by American Pharmaceutical Partners, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

       (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, filed on December 14, 2001.

       (b) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 13, 2001, including any amendment or report filed for the purpose of updating such description.

       All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

       Not applicable.

Item 5.    Interests of Named Experts and Counsel.

       Not applicable.

Item 6.    Indemnification of Directors and Officers.

       Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article VIII of the Registrant's bylaws also provides for mandatory indemnification of its directors, executive officers, employees and agents to the fullest extent permissible under Delaware law.

       Section 7 of the Registrant's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

       The Registrant has entered into an agreement with each of its directors and executive officers that requires the Registrant to indemnify such persons against any expense, liability or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment thereunder, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption From Registration Claimed.

       Not applicable.

Item 8.    Exhibits.

       4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-70900) which became effective on December 13, 2001 (the "Registration Statement on Form S-1")).

       4.2      Bylaws of the Registrant (incorporated by reference to Exhibit
                3.2 to the Registration Statement on Form S-1).

       5.1      Opinion of Morrison & Foerster LLP.

       23.1     Consent of Ernst & Young LLP, Independent Auditors.

       23.2     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

       24.1     Power of Attorney (see signature page of this Registration
                Statement).

       99.1 American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan, including forms of agreements thereunder.

Item 9.    Undertakings.

       (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act).

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on the 20 day of December 2001.

                               American Pharmaceutical Partners Inc.

                               By:    /s/ Patrick Soon-Shiong
                                  ----------------------------------------------
                                      Patrick Soon-Shiong, M.D.
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Patrick Soon Shiong, M.D., Derek J. Brown and Jeffrey M. Yordon, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                               Title                                    Date
           ---------                               -----                                    ----

/s/ Patrick Soon-Shiong                 President, Chief Executive                    December 20, 2001
--------------------------------
Patrick Soon-Shiong, M.D.               Officer and Chairman of the Board
                                        of Directors (Principal Executive
                                        Officer)

/s/ Derek J. Brown                      Chief Operating Officer, Chief                December 20, 2001
--------------------------------
Derek J. Brown                          Financial Officer and Director
                                        (Principal Financial and Accounting
                                        Officer)

/s/ Jeffrey M. Yordon                   Director                                      December 20, 2001
--------------------------------
Jeffrey M. Yordon

/s/ Frank F.C. Kung                            Director           December 20, 2001
------------------------------------
Frank F.C. Kung, Ph.D.

/s/ David S. Chen                              Director           December 20, 2001
------------------------------------
David S. Chen, Ph.D.

/s/ Stephen D. Nimer                           Director           December 20, 2001
------------------------------------
Stephen D. Nimer, M.D.

/s/ Ann D. Rhoads                              Director           December 20, 2001
------------------------------------
Ann D. Rhoads

EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------

    4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-70900) which became effective on December 13, 2001 (the "Registration Statement on Form S-1")).

    4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

    5.1   Opinion of Morrison & Foerster LLP.

   23.1   Consent of Ernst & Young LLP, Independent Auditors.

   23.2   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

   24.1   Power of Attorney (see signature page of this Registration Statement).

   99.1 American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan, including forms of agreements thereunder.